UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1350 Old Bayshore Highway,
Suite 400

Burlingame, California 94010

(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on April 24, 2020 (the “Meeting”), our stockholders elected five members to our board of directors, each for a one-year term expiring at the annual meeting of stockholders in 2021, as follows:

Members	Number of Shares Voted For	Number of Shares Voted Against or Abstained	Broker Non-Votes
George W. Bickerstaff, III	56,694,320	32,618,767	4,720,442
Mark DiPaolo, Esq.	56,166,516	33,146,571	4,720,442
Jules Haimovitz	56,472,230	32,840,857	4,720,442
Odysseas D. Kostas, M.D.	56,304,404	33,008,683	4,720,442
Sarah Schlesinger, M.D.	55,808,366	33,504,721	4,720,442

At the Meeting, our stockholders next approved on a non-binding advisory basis, Innoviva’s 2019 executive compensation. The vote for such approval was 54,326,646 shares for, 34,922,378 shares against, 64,063 shares abstaining, and 4,720,442 shares of broker non-votes.

Also at the Meeting, our stockholders ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. The vote for such ratification was 93,803,143 shares for, 187,350 shares against, 43,036 shares abstaining and no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: April 28, 2020	By:	/s/ Geoffrey Hulme
Geoffrey Hulme
Interim Principal Executive Officer

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